Exhibit 99.1

BIOMED REALTY ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY

BLACKSTONE FOR $23.75 PER SHARE IN $8 BILLION TRANSACTION

SAN DIEGO, Calif. – October 8, 2015 – BioMed Realty Trust, Inc. (NYSE: BMR) today announced that it has entered into a definitive agreement with affiliates of Blackstone Real Estate Partners VIII, under which Blackstone will acquire all outstanding shares of common stock of BioMed Realty for $23.75 per share in an all-cash transaction valued at $8 billion.

The transaction has been unanimously approved by BioMed Realty’s Board of Directors and represents a premium of approximately 24% over the unaffected closing stock price on September 22, 2015, after which a media article was issued reporting a potential transaction involving BioMed Realty.

Commenting on the acquisition, Alan D. Gold, Chairman, President and Chief Executive Officer of BioMed Realty said, “Demand for high-quality, institutional real estate to support the unprecedented growth of the life science industry is at historic levels as demand is outpacing supply in all of our core innovation districts. However, we believe that the public markets are not adequately valuing our assets and proven business model. Entering into this transaction with Blackstone fulfills our Board of Directors’ mission to maximize stockholder value.”

“We are excited to acquire this best-in-class company which owns an exceptional collection of office buildings catering to life science tenants in gateway markets including Boston-Cambridge, San Francisco, San Diego and Seattle,” said Nadeem Meghji, co-head of US real estate acquisitions for Blackstone. “We believe in the long-term fundamentals of this sector, particularly in locations with top-tier educational and research institutions.”

Completion of the transaction, which is currently expected to occur in the first quarter of 2016, is contingent upon customary closing conditions, including the approval of BioMed Realty’s stockholders, who will vote on the transaction at a special meeting on a date to be announced. The transaction is not contingent on receipt of financing by Blackstone.

In addition to the common stock dividend of $0.26 per share previously declared on September 15, 2015 and payable on October 15, 2015, if the transaction is completed after January 1, 2016 BioMed stockholders will receive a per diem amount of approximately $0.003 per share for each day from January 1, 2016 until (but not including) the closing date.

Morgan Stanley & Co. LLC is acting as lead financial advisor to BioMed Realty, with Raymond James & Associates, Inc.

also acting as a financial advisor in connection with this transaction. Latham & Watkins LLP is acting as BioMed Realty’s legal advisor. Eastdil Secured Group of Wells Fargo Securities LLC, Citigroup Global Markets Inc., JP Morgan Securities LLC and Bank of America Merrill Lynch are acting as Blackstone’s financial advisors in connection with the transaction. Simpson Thacher & Bartlett LLP is acting as legal advisor to Blackstone.

BioMed Realty will release financial results for its third quarter ended September 30, 2015 in early November. As a result of today’s announcement, the company will not host a conference call and webcast to discuss financial results and operations for the quarter.

About BioMed Realty Trust

BioMed Realty invests in the highest quality institutional real estate to meet the needs of the growing demand across the life science industry. The company owns or has interests in properties comprising approximately 18.8 million rentable square feet. Additional information is available at www.biomedrealty.com. Follow us on Twitter @biomedrealty.

About Blackstone

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $92 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the US, Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics), SCP (Chinese shopping malls), and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected benefits of the transaction, the expected timing and completion of the transaction and the future business, performance and opportunities of BioMed Realty. Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” or similar words intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation: the ability of the company to obtain required stockholder or regulatory approvals required to consummate the transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the transaction; unanticipated difficulties or expenditures relating to the transaction; the response of business partners and competitors to the announcement of the transaction; potential difficulties in employee retention as a result of the announcement and pendency of the transaction; legal proceedings that may be instituted against the company and others related to the transaction; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with tax credits, grants and other subsidies to fund development activities; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the company to different and potentially greater risks than those associated with the company’s domestic operations; risks associated with the company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with security breaches and other disruptions to the company’s information technology networks and related systems; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission (the “SEC”), including BioMed Realty’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this communication. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving BioMed Realty and Blackstone. In connection with the transaction, BioMed Realty will file a proxy statement with the SEC. This communication does not constitute a solicitation of any vote or proxy from any stockholder of BioMed Realty. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to BioMed Realty stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at BioMed Realty’s website, www.biomedrealty.com, or by directing a written request to BioMed Realty at 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary.

BioMed Realty and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information regarding BioMed Realty’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of BioMed Realty’s directors and executive officers in the proposed transaction may be obtained by reading the proxy statement relating to the proposed transaction when it becomes available.

Contacts:

BioMed Realty

Rick Howe

Senior Director, Corporate Communications

(858) 207-5859

richard.howe@biomedrealty.com

Blackstone

Public Affairs

New York

(212) 583-5263

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